Exhibit 99.1

James River (NASDAQ: “JRVR”) Provides Preliminary Information on Fourth Quarter and Full Year 2020 Results

Pembroke, Bermuda, February 17, 2021 – James River Group Holdings, Ltd. (the "Company") (NASDAQ: “JRVR”) today announced preliminary financial results in advance of its full quarterly and full year earnings to be released on February 25, 2021.

The Company expects to report full year 2020 Net Income of between $4 million and $5 million, and full year 2020 Adjusted Net Operating Income of between $18 million and $22 million. The Combined Ratio for the full year is expected to be between 105-107%. Growth in Core (Non-Commercial Auto) Excess and Surplus Lines (“E&S”) Gross Premium Written is 29% as compared to the prior year. Tangible Book Value per Share increased 9% from December 31, 2019, before the deduction of dividends.

The above results are inclusive of unfavorable development of prior year loss reserves of between $85 million and $90 million during the fourth quarter. The unfavorable development is concentrated in the Company’s Commercial Auto division within its E&S segment and its Casualty Re segment, with an offset of positive development in its Core E&S and Specialty Admitted Insurance segment.

“We experienced a significant increase in reported losses in two areas of our Company – one large Commercial Auto account in runoff, and in our Casualty Reinsurance segment – and have meaningfully strengthened reserves in response”, said James River CEO Frank D’Orazio. “With this strengthening of prior year reserves, I believe our franchise is extremely well positioned to continue to take advantage of compelling market conditions across our business. Our Core E&S business, where we have earned attractive returns for many years, and our fronting business within our Specialty Admitted Insurance segment, present us with very attractive opportunities to put capital to work, driven by a continued attractive rate environment.”

Non-GAAP Financial Measures

In presenting James River Group Holdings, Ltd.’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). Such measures, including adjusted net operating income, tangible equity, and pre-dividend tangible equity per share, are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those measures determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included at the end of this press release.

Exhibit 99.1
Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, intend, project, anticipate, plan, estimate, guidance or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: the inherent uncertainty of estimating reserves and the possibility that incurred losses may be greater than our loss and loss adjustment expense reserves; inaccurate estimates and judgments in our risk management may expose us to greater risks than intended; the potential loss of key members of our management team or key employees and our ability to attract and retain personnel; adverse economic factors resulting in the sale of fewer policies than expected or an increase in the frequency or severity of claims, or both; a decline in our financial strength rating resulting in a reduction of new or renewal business; reliance on a select group of brokers and agents for a significant portion of our business and the impact of our potential failure to maintain such relationships; reliance on a select group of customers for a significant portion of our business and the impact of our potential failure to maintain, or decision to terminate, such relationships; our ability to obtain reinsurance coverage at prices and on terms that allow us to transfer risk and adequately protect our company against financial loss; losses resulting from reinsurance counterparties failing to pay us on reinsurance claims, insurance companies with whom we have a fronting arrangement failing to pay us for claims, or a former customer with whom we have an indemnification arrangement failing to perform their reimbursement obligations; inadequacy of premiums we charge to compensate us for our losses incurred; changes in laws or government regulation, including tax or insurance law and regulations; the ongoing effect of Public Law No. 115-97, informally titled the Tax Cuts and Jobs Act, which may have a significant effect on us including, among other things, by potentially increasing our tax rate, as well as taxes on our shareholders; in the event we do not qualify for the insurance company exception to the passive foreign investment company (“PFIC”) rules and are therefore considered a PFIC, there could be material adverse tax consequences to an investor that is subject to U.S. federal income taxation; the Company or any of its foreign subsidiaries becoming subject to U.S. federal income taxation; a failure of any of the loss limitations or exclusions we utilize to shield us from unanticipated financial losses or legal exposures, or other liabilities; losses from catastrophic events, such as natural disasters and terrorist acts, which substantially exceed our expectations and/or exceed the amount of reinsurance we have purchased to protect us from such events; the effects of the COVID-19 pandemic and associated government actions on our operations and financial performance; potential effects on our business of emerging claim and coverage issues; exposure to credit risk, interest rate risk and other market risk in our investment portfolio; the potential impact of internal or external fraud, operational errors, systems malfunctions or cyber security incidents; our ability to manage our growth effectively; failure to maintain effective internal controls in accordance with Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”); and changes in our financial condition, regulations or other factors that may restrict our subsidiaries’ ability to pay us dividends. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those in the forward-looking statements, is contained in our filings with the U.S. Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10-K filed with the SEC on February 27, 2020, and our Quarterly Report on Form 10-Q filed with the SEC on October

Exhibit 99.1
29, 2020. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

RECONCILIATION OF NON-GAAP MEASURES

Adjusted Net Operating Income

We define adjusted net operating income as net income excluding net realized and unrealized gains (losses) on investments, as well as non-operating expenses including those that relate to due diligence costs for various merger and acquisition activities, professional fees related to the filing of registration statements for the sale of our securities, and costs associated with former employees. We use adjusted net operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted net operating income should not be viewed as a substitute for net income calculated in accordance with GAAP, and our definition of adjusted net operating income may not be comparable to that of other companies.

Our net income for the year ended December 31, 2020 reconciles to our adjusted net operating income as follows (in thousands):

	Range
	Low	High
Net income as reported	$4,000	$5,000
Net realized and unrealized losses on investments	13,000	15,000
Other expenses	1,000	2,000
Adjusted Net Operating Income	$18,000	$22,000

Tangible Equity (per Share) and Pre-Dividend Tangible Equity (per Share)

We define tangible equity as shareholders’ equity less goodwill and intangible assets (net of amortization). Our definition of tangible equity may not be comparable to that of other companies, and it should not be viewed as a substitute for shareholders’ equity calculated in accordance with GAAP. We use tangible equity internally to evaluate the strength of our balance sheet and to compare returns relative to this measure. The following table reconciles shareholders’ equity to tangible equity for December 31, 2020 and December 31, 2019 and reconciles tangible equity to tangible equity before dividends for December 31, 2020.

Exhibit 99.1

	Range
	Low 12/31/2020		High 12/31/2020
($ in thousands, except for share data)	Equity	Equity per share	Equity	Equity per share
Shareholders’ equity	$794,784	$25.93	$795,784	$25.96
Goodwill and intangible assets	218,233	7.12	218,233	7.12
Tangible equity	$576,551	$18.81	$577,551	$18.84
Dividends to shareholders for the twelve months ended December 31, 2020	37,091	1.20	37,091	1.20
Pre-dividend tangible equity	$613,642	$20.01	$614,642	$20.04

	12/31/2019
($ in thousands, except for share data)	Equity	Equity per share
Shareholders’ equity	$778,581	$25.59
Goodwill and intangible assets	218,771	7.19
Tangible equity	$559,810	$18.40

About James River Group Holdings, Ltd.

James River Group Holdings, Ltd. is a Bermuda-based insurance holding company which owns and operates a group of specialty insurance and reinsurance companies. The Company operates in three specialty property-casualty insurance and reinsurance segments: Excess and Surplus Lines, Specialty Admitted Insurance and Casualty Reinsurance. The Company tends to focus on accounts associated with small or medium-sized businesses in each of its segments. Each of the Company's regulated insurance subsidiaries are rated "A" (Excellent) by A.M. Best Company.
Visit James River Group Holdings, Ltd. on the web at www.jrgh.net.

For more information contact:
Kevin Copeland
SVP Finance & Chief Investment Officer
InvestorRelations@jrgh.net
441-278-4573